EXHIBIT (c)(viii)

The Queensland State Accounts September Quarter 2010

Queensland

State

Accounts

September Quarter 2010

Queensland Government

Office of Economic and Statistical Research

For further information

Office of Economic and Statistical Research

Level 8

33 Charlotte Street

Brisbane Q 4000

Telephone: (07) 3224 5326

Facsimile: (07) 3227 7437

E-mail qsa@treasury.qld.gov.au

Websites

www.oesr.qld.gov.au/releases/qsa

or

www.treasury.qld.gov.au

© The State of Queensland (Queensland Treasury) 2011

You are free to copy, communicate and adapt the work, as long as you attribute the authors.

This document is licensed under a Creative Commons Attribution 2.5 Australia licence.

To view a copy of this licence, visit http://creativecommons.org/licenses/by/2.5/au

To attribute this work cite Queensland State Accounts, Office of Economic and Statistical Research, Queensland Treasury

ISSN 31321-2338

Queensland

Government

Queensland State Accounts, September Quarter 2010

Chart 1: Gross State Product

(quarterly % change, CVM, trend)

%

2.5

2.0

1.5

1.0

0.5

0.0

-0.5

-1.0

Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Gross State Product Gross Rest of Australia Product

TABLE I

Percentage change in Gross State/Domestic Product

Chain volume measures (2008-09 prices)

Queensland

(a)

Rest of

Australia

(a)

Australia

(b)

TREND

Jun qtr 10 to Sep qtr 10 0.6 0.6 0.6

Sep qtr 09 to Sep qtr 10 3.2 2.7 2.8

ORIGINAL

Year-average (c) 2.6 2.5 2.5

(a) Source: OESR Queensland State Accounts

(b) Source: ABS 5206.0

(c) Reference quarter and the three preceding quarters compared with the same period a year earlier

September Quarter 2010 – Key Points

Quarterly Results

Queensland gross state product (GSP) rose 0.6 per cent in September quarter 2010, similar to growth in the Rest of Australia. This follows two quarters of Queensland GSP growth exceeding that of the Rest of Australia.

Gross state expenditure (a measure of domestic demand) decreased 0.7 per cent in the September quarter, following a decrease of 0.2 per cent in the June quarter.

The Queensland trade sector contributed 1.0 percentage point to economic growth in the September quarter. Lower imports of goods and services (down 3.1 per cent) more than offset the fall in exports of goods and services (down 0.1 per cent).

Chart 2: Contributions to Growth, Queensland

(quarterly % point contribution, CVM, trend)

%

4

3

2

1

0

-1

-2

-3

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Gross state expenditure Net exports Gross state product

Annual Results

In real trend terms, GSP rose by 3.2 per cent over the year to September quarter 2010 following growth of 2.9 per cent over the year to June quarter 2010. In comparison, gross Rest of Australia product grew by 2.7 per cent over the year to September quarter 2010.

Gross state expenditure increased 0.3 per cent over the year to the September quarter.

As a result, gross state expenditure contributed 0.3 percentage point to Queensland’s economic growth. The increase in domestic demand was mainly driven by higher general government investment and household consumption, contributing 0.6 and 0.8 percentage point respectively to Queensland GSP.

Net exports contributed 2.2 percentage points to Queensland GSP growth over the year to the September quarter. A rise in exports of goods and services (up 2.2 per cent) was complemented by lower imports of goods and services (down 3.8 per cent).

Chart 3: Contributions to Growth, Queensland

(annual % point contribution, CVM, trend)

% 12

10

8

6

4

2

0

-2

-4

-6

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Gross state expenditure Net exports Gross state product

Revised 2009-10 Outcome

The Queensland economy recorded revised year-average growth of 2.0 per cent in 2009-10 following revised growth of 0.6 per cent in 2008-09 and 4.0 per cent in 2007-08.

Queensland’s economic growth in 2009-10 was driven by a contribution of 3.7 percentage points from the trade sector which more than offset lower domestic final demand, as gross state expenditure detracted 1.5 percentage points from economic growth in 2009-10. Further details on Queensland’s growth outcome for 2009-10 are provided on page 13.

This estimate for Queensland’s economic performance for 2009-10 has been revised from the preliminary growth estimate of 2.3 per cent published the June quarter 2010 issue of the Queensland State Accounts. This revision reflects updated ABS annual data which has been released since the June quarter issue.

Queensland

Government

Queensland State Accounts, September Quarter 2010

Expenditure on GSP – Main Features

Household Final Consumption Expenditure

Quarterly Results (Trend, CVM)

Household final consumption expenditure in Queensland decreased 0.2 per cent in real trend terms in September quarter 2010, detracting 0.1 percentage point from GSP growth.

The contraction in household consumption was mainly driven by decreases in expenditure on recreation and culture, as well as purchases of vehicles. These decreases were partially offset by increases in expenditure on rent and other dwelling services, insurance and other financial services, and food.

Household consumption in the Rest of Australia recorded growth of 1.1 per cent and contributed 0.6 percentage point growth in the Rest of Australia in the September quarter.

Chart 4: Household Final Consumption Expenditure

(quarterly % change, CVM, trend)

%

4

3

2

1

0

-1

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Rest of Australia

Annual Results (Trend, CVM)

Queensland recorded household consumption growth of 1.5 per cent over the year to the September quarter, contributing 0.8 percentage point to annual growth in GSP.

For the Rest of Australia, household consumption rose 3.4 per cent over the year to the September quarter, contributing 1.8 percentage points to annual growth in gross Rest of Australia product.

Dwelling Investment

Quarterly Results (Trend, CVM)

Queensland dwelling investment decreased 1.8 per cent in September quarter 2010, following a 0.4 per cent decrease in the June quarter.

The decrease in dwelling investment was driven by a 3.4 per cent fall in alterations and additions and 0.4 per cent fall in new and used dwelling investment.

Dwelling investment in the Rest of Australia increased 1.7 per cent in the September quarter, following an increase of 1.3 per cent in the previous quarter.

Chart 5: Dwelling Investment

(quarterly % change, CVM, trend)

% 15

10

5

0

-5

-10

-15

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Rest of Australia

Annual Results (Trend, CVM)

Queensland dwelling investment increased 4.4 per cent over the year to September quarter 2010, following an increase of 9.0 per cent over the year to the June quarter. This represents the third consecutive annual increase in dwelling investment following five consecutive declines. Dwelling investment contributed 0.3 percentage point to annual GSP growth in September quarter 2010.

The annual increase was driven by a 9.7 per cent rise in alterations and additions and a 0.3 per cent rise in new and used dwellings.

Dwelling investment in the Rest of Australia increased 6.4 per cent over the year to the September quarter, following an increase of 5.4 per cent over the year to the June quarter.

Queensland

Government

Queensland State Accounts, September Quarter 2010

Business Investment

Quarterly Results (Trend, CVM)

Queensland business investment (comprised of non-dwelling construction and machinery and equipment) increased 3.2 per cent in September quarter 2010 and contributed 0.4 percentage point to GSP growth. As shown in Chart 6, business investment has recorded growth in the last two quarters following declines in the previous six quarters.

The increase in business investment was driven by increases in non-dwelling construction and machinery and equipment investment, both increasing by 3.2 per cent.

Rest of Australia business investment decreased 1.4 per cent in the September quarter, driven by lower investment in machinery and equipment (down 6.2 per cent), more than offsetting higher investment in non-dwelling construction (up 3.4 per cent).

Chart 6: Business Investment1

(quarterly % change, CVM, trend)

% 12

10

8

6

4

2

0

-2

-4

-6

-8

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Rest of Australia

Annual Results (Trend, CVM)

Queensland business investment fell 2.6 per cent over the year to September quarter 2010, following an annual decline of 12.1 per cent over the year to the June quarter. Business investment detracted 0.4 percentage point from Queensland GSP growth over the year to September quarter 2010.

A 6.0 per cent decline in machinery and equipment investment more than offset a 0.6 per cent increase in non-dwelling construction investment.

Business investment in the Rest of Australia fell 0.4 per cent over the year to September quarter 2010, following an increase of 1.5 per cent over the year to June quarter 2010.

1 In 2009 Tarong Energy completed the acquisition of the remaining 50 per cent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

Public Final Demand

Quarterly Results (Trend, CVM)

Queensland public final demand (comprised of general government final consumption and investment and public corporations investment), decreased 1.3 per cent in September quarter 2010, following a decrease of 0.4 per cent in the previous quarter. As a result, public final demand detracted 0.3 percentage point from GSP growth in the September quarter.

The decrease in public final demand was driven by falls in both public corporations investment (down 10.3 per cent) and general government investment (down 2.8 per cent). This more than offset an increase in general government consumption of 0.6 per cent. Public corporations investment and general government investment each detracted 0.2 percentage point from Queensland growth.

Public final demand in the Rest of Australia increased 1.3 per cent in the September quarter, following 2.2 per cent growth in the previous quarter.

Chart 7: Public Final Demand2

(quarterly % change, CVM, trend)

%

5

4

3

2

1

0

-1

-2

-3

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Rest of Australia

Annual Results (Trend, CVM)

Queensland public final demand rose 1.3 per cent over the year to September quarter 2010, following growth of 4.2 per cent over the year to the June quarter. Over the year to September quarter 2010, Queensland public final demand contributed 0.3 percentage point to overall economic growth. The increase in public final demand was due to higher general government consumption (up 3.0 per cent) and general government investment (up 12.5 per cent).

Public final demand in the Rest of Australia rose 10.9 per cent over the year to September quarter 2010, following growth of 12.4 per cent over the year to the June quarter.

2 Quarterly growth estimates for Rest of Australia in March quarter 2007 are affected by a trend break resulting from the privatisation of Telstra. Additionally, Tarong Energy completed the acquisition of the remaining 50 per cent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

Queensland

Government

Queensland State Accounts, September Quarter 2010

Exports of Goods and Services

Quarterly (Trend, CVM)

Queensland exports of goods and services fell 0.1 per cent in September quarter 2010, with a fall in interstate exports (down 7.7 per cent) more than offsetting an increase in overseas exports (up 2.4 per cent).

The increase in overseas exports of goods and services was driven by an increase in exports of goods (up 2.7 per cent), which offset a small decline of 0.1 per cent in exports of services.

The decline in interstate exports of goods and services was driven by a fall in interstate exports of goods (down 11.0 per cent) which more than offset an increase in exports of selected services (up 3.4 per cent).

Rest of Australia recorded a decrease of 0.7 per cent in aggregate exports of goods and services, driven by lower interstate exports (down 7.5 per cent) offsetting higher overseas exports (up 0.4 per cent).

Chart 8: Exports of Goods and Services

(quarterly % change, CVM, trend)

%

4

3

2

1

0

-1

-2

-3

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Rest of Australia

Annual (Trend, CVM)

In annual terms, Queensland exports of goods and services increased 2.2 per cent over the year to September quarter 2010, contributing 0.9 percentage point to annual growth in GSP. The increase in aggregate exports of goods and services was driven by an increase in overseas exports (11.3 per cent), which offset a fall in interstate exports (down 20.3 per cent).

In contrast, exports of goods and services in the Rest of Australia decreased 0.4 per cent over the year to September quarter 2010, following a rise of 1.8 per cent over the year to the June quarter.

Imports of Goods and Services

Quarterly Results (Trend, CVM)

Imports of goods and services fell 3.1 per cent in September quarter 2010 with lower interstate imports (down 7.5 per cent) more than offsetting a 0.4 per cent rise in overseas imports.

The decline in interstate imports was driven by lower imports of goods (down 8.8 per cent) offsetting an increase in selected services (up 4.9 per cent).

Within aggregate overseas imports, overseas goods imports rose 0.1 per cent and overseas services imports were higher by 1.2 per cent in the September quarter.

In contrast, imports of goods and services to the Rest of Australia increased 0.8 per cent in the September quarter, following growth of 1.2 per cent in June quarter 2010.

Chart 9: Imports of Goods and Services

(quarterly % change, CVM, trend)

%

8

6

4

2

0

-2

-4

-6

-8

Sep-00 Sep-01 Sep-02 Sep-03 Sep-04 Sep-05 Sep-06 Sep-07 Sep-08 Sep-09 Sep-10

Queensland Rest of Australia

Annual Results (Trend, CVM)

In annual terms, Queensland imports of goods and services decreased 3.8 per cent over the year to September quarter 2010, resulting in imports detracting 1.3 percentage points from annual GSP growth.

In contrast, Rest of Australia imports of goods and services increased 9.8 per cent over the year to September quarter 2010, with an increase in overseas imports (up 13.5 per cent) more than offsetting a fall in interstate imports (down 20.3 per cent).

Queensland Government

Queensland State Accounts, September Quarter 2010

Summary Tables

Table II

Changes and Contribution to Growth, Quarterly, Trend, Chain Volume Measures [(a)]

	Queensland		Rest of Australia [(b)]	
	Quarterly % change Jun-10 to Sep-10	% point contribution to growth in GSP Jun-10 to Sep-10	Quarterly % change Jun-10 to Sep-10	% point contribution to growth in GSP Jun-10 to Sep-10
Household consumption	-0.2	-0.1	1.1	0.6
Private investment	0.7	0.1	-0.4	-0.1
Dwelling investment	-1.8	-0.1	1.7	0.1
New and used	-0.4	0.0	3.1	0.1
Alterations and additions	-3.4	-0.1	-0.1	0.0
Business investment	3.2	0.4	-1.4	-0.2
Non-dwelling construction	3.2	0.2	3.4	0.2
Machinery and equipment	3.2	0.2	-6.2	-0.4
Public final demand	-1.3	-0.3	1.3	0.3
General government consumption	0.6	0.1	0.9	0.2
Public corporations investment	-10.3	-0.2	1.6	0.0
General government investment	-2.8	-0.2	2.6	0.1
Changes in inventories	n.a.	-0.4	n.a.	-0.1
Gross state expenditure	*-0.7*	*-0.7*	*0.7*	*0.7*
Exports of goods and services	-0.1	0.0	-0.7	-0.2
Overseas	2.4	0.7	0.4	0.1
Interstate	-7.7	-0.7	-7.5	-0.3
less Imports of goods and services	-3.1	-1.0	0.8	0.2
Overseas	0.4	0.1	1.6	0.4
Interstate	-7.5	-1.1	-7.7	-0.2
Gross state product [(c)]	**0.6**	**0.6**	**0.6**	**0.6**

(a) Chain volume measure reference year 2008-09.
(b) Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the Rest of Australia contributions to growth are not additive.
n.a. not applicable
(c) Includes statistical discrepancy.

With respect to the real trend quarterly changes and contributions to growth in September quarter 2010:

- Household final consumption expenditure in Queensland decreased 0.2 per cent, detracting 0.1 percentage point from overall growth.
- Dwelling investment decreased 1.8 per cent and detracted 0.1 percentage point from GSP growth, while business investment (comprised of non-dwelling construction, and machinery and equipment) increased 3.2 per cent and contributed 0.4 percentage point to GSP growth.
- Public final demand (comprised of general government consumption and investment, and public corporations investment) decreased 1.3 per cent.
- Exports of goods and services made no contribution to GSP growth while imports of goods and services contributed 1.0 percentage point to GSP growth.

- 9 -

Table III

Changes and Contribution to Growth, Annual, Trend, Chain Volume Measures [(a)]

	Queensland		Rest of Australia [(b)]	
	Annual % change Sep-09 to Sep-10	% point contribution to growth in GSP Sep-09 to Sep-10	Annual % change Sep-09 to Sep-10	% point contribution to growth in GSP Sep-09 to Sep-10
Household consumption	1.5	0.8	3.4	1.8
Private investment	-1.3	-0.3	1.4	0.3
Dwelling investment	4.4	0.3	6.4	0.3
New and used	0.3	0.0	7.5	0.2
Alterations and additions	9.7	0.3	5.0	0.1
Business investment	-2.6	-0.4	-0.4	-0.1
Non-dwelling construction	0.6	0.0	7.1	0.4
Machinery and equipment	-6.0	-0.4	-7.6	-0.5
Public final demand	1.3	0.3	10.9	2.5
General government consumption	3.0	0.5	4.3	0.8
Public corporations investment	-26.1	-0.8	15.1	0.3
General government investment	12.5	0.6	45.5	1.5
Changes in inventories	n.a.	-0.5	n.a.	0.1
Gross state expenditure	*0.3*	*0.3*	*4.7*	*4.7*
Exports of goods and services	2.2	0.9	-0.4	-0.1
Overseas	11.3	3.1	3.6	0.8
Interstate	-20.3	-2.3	-20.1	-0.9
less Imports of goods and services	-3.8	-1.3	9.8	2.5
Overseas	12.7	2.2	13.5	3.0
Interstate	-20.1	-3.5	-20.3	-0.6
Gross state product [(c)]	**3.2**	**3.2**	**2.7**	**2.7**

n.a. not applicable
(a) Chain volume measure reference year 2008-09.
(b) Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the Rest of Australia contributions to growth are not additive.
(c) Includes statistical discrepancy.

With respect to the real trend annual changes and contributions to growth for Queensland over the year to September quarter 2010:

- Household final consumption expenditure increased 1.5 per cent and contributed 0.8 percentage point to annual GSP growth.
- Dwelling investment in Queensland increased 4.4 per cent, resulting in a 0.3 percentage point contribution to overall growth.
- Business investment (comprised of non-dwelling construction, and machinery and equipment) fell 2.6 per cent and detracted 0.4 percentage point from Queensland annual GSP growth.
- Public final demand (comprised of general government consumption and investment, and public corporations investment) increased 1.3 per cent, resulting in a 0.3 percentage point contribution to overall growth.
- Net exports contributed 2.2 percentage points to Queensland annual economic growth. This was due to a 0.9 percentage point contribution from exports and a 1.3 percentage points contribution from imports.

- 10 -

Queensland Government

Queensland State Accounts, September Quarter 2010

Table IV

Changes and Contribution to Growth, Quarterly, Trend, Current Prices

	Queensland		Rest of Australia [(a)]	
	Quarterly % change Jun-10 to Sep-10	% point contribution to growth in GSP Jun-10 to Sep-10	Quarterly % change Jun-10 to Sep-10	% point contribution to growth in GSP Jun-10 to Sep-10
Compensation of employees	1.7	0.8	2.2	1.1
Gross operating surplus and mixed income	4.4	2.0	0.1	0.0
Gross state product at factor cost	*3.0*	*2.7*	*2.5*	*2.2*
Taxes less subsidies on production and imports	-0.7	-0.1	2.1	0.2
Gross state product [(b)]	**2.7**	**2.7**	**2.2**	**2.2**
Household consumption	0.8	0.4	1.3	0.7
Private investment	0.9	0.2	-0.2	0.0
Dwelling investment	-1.5	-0.1	2.4	0.1
New and used	-0.1	0.0	3.7	0.1
Alterations and additions	-3.0	-0.1	0.6	0.0
Business investment	2.9	0.4	-1.4	-0.2
Non-dwelling construction	3.6	0.2	4.3	0.3
Machinery and equipment	2.2	0.1	-7.3	-0.4
Public final demand	-0.6	-0.1	1.9	0.5
General government consumption	1.5	0.2	1.7	0.3
Public corporations investment	-10.0	-0.2	1.6	0.0
General government investment	-2.9	-0.2	2.8	0.1
Changes in inventories	n.a.	-0.1	n.a.	-0.2
Gross state expenditure	0.4	0.4	1.0	1.0
Exports of goods and services	5.0	1.7	0.6	0.1
Overseas	9.3	2.2	1.4	0.3
Interstate	-6.1	-0.6	-4.5	-0.2
less Imports of goods and services	-1.5	-0.5	1.3	0.3
Overseas	1.0	0.2	2.1	0.4
Interstate	-4.5	-0.6	-6.1	-0.1
Gross state product [(b)]	**2.7**	**2.7**	**2.2**	**2.2**

n.a. not applicable
(a) Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the Rest of Australia contributions to growth are not additive.
(b) Includes statistical discrepancy.

With respect to the current price trend quarterly changes and contributions to growth in September quarter 2010:

- Compensation of employees increased 1.7 per cent in Queensland, compared with growth of 2.2 per cent for the Rest of Australia.
- Gross operating surplus and mixed income increased 4.4 per cent in Queensland compared with an increase of 0.1 per cent in the Rest of Australia.
- Household final consumption increased 0.8 per cent and contributed 0.4 percentage point to nominal GSP growth.
- In current price terms, Queensland overseas exports of goods and services increased by 9.3 per cent in the quarter, driven by rising prices (up 6.7 percent) and higher export volumes (up 2.4 per cent). Overseas imports of goods and services increased 1.0 per cent in the September quarter, reflecting increased import volumes (up 0.4 per cent) and increased prices (up 0.7 per cent).

- 11 -

Table V

Changes and Contribution to Growth, Annual, Trend, Current Prices

	Queensland		Rest of Australia [(a)]	
	Annual % change Sep-09 to Sep-10	% point contribution to growth in GSP Sep-09 to Sep-10	Annual % change Sep-09 to Sep-10	% point contribution to growth in GSP Sep-09 to Sep-10
Compensation of employees	6.4	3.1	8.0	3.9
Gross operating surplus and mixed income	16.0	7.0	10.8	4.5
Gross state product at factor cost	*11.0*	*10.0*	*9.9*	*8.9*
Taxes less subsidies on production and imports	2.0	0.2	7.8	0.8
Gross state product [(b)]	**11.0**	**11.0**	**9.5**	**9.5**
Household consumption	4.5	2.4	5.5	3.0
Private investment	-1.4	-0.3	2.1	0.5
Dwelling investment	5.6	0.4	10.1	0.5
New and used	1.2	0.0	11.0	0.3
Alterations and additions	11.3	0.3	8.9	0.2
Business investment	-4.9	-0.7	-2.5	-0.3
Non-dwelling construction	1.6	0.1	9.2	0.6
Machinery and equipment	-11.4	-0.8	-13.4	-0.9
Public final demand	5.4	1.4	13.4	3.1
General government consumption	9.6	1.6	8.3	1.5
Public corporations investment	-25.6	-0.8	14.6	0.2
General government investment	10.6	0.5	41.7	1.3
Changes in inventories	n.a.	-0.1	n.a.	-0.1
Gross state expenditure	*3.3*	*3.4*	*6.5*	*6.5*
Exports of goods and services	16.6	5.4	15.6	3.6
Overseas	34.9	7.3	23.7	4.4
Interstate	-17.0	-1.9	-19.2	-0.8
less Imports of goods and services	-4.5	-1.6	6.7	1.6
Overseas	11.5	1.9	9.9	2.0
Interstate	-19.2	-3.5	-17.0	-0.5
Gross state product [(b)]	**11.0**	**11.0**	**9.5**	**9.5**

n.a. not applicable

(a) Due to the ABS methodology of estimating trend estimates in aggregate, rather than as the sum of the trend estimates of their components, the Rest of Australia contributions to growth are not additive.

(b) Includes statistical discrepancy.

With respect to the current price annual changes and contributions to growth over the year to September quarter 2010:

- Compensation of employees increased 6.4 per cent in Queensland and contributed 3.1 percentage points to annual nominal GSP growth.
- Queensland gross operating surplus and mixed income increased 16.0 per cent, compared with a 10.8 per cent rise for Rest of Australia.
- Queensland exports of goods and services increased 16.6 per cent in annual terms, driven by a 2.2 per cent rise in export volumes and a 13.9 per cent rise in the price of exports.
- Queensland imports of goods and services fell 4.5 per cent, with falls in both import volumes (down 3.8 per cent) and import prices (down 0.9 per cent).

- 12 -

Queensland

Government

Queensland State Accounts, September Quarter 2010

Performance of the Queensland Economy in 2009-10

This September quarter 2010 edition of the Queensland State Accounts contains a revised estimate for the 2009-10 financial year.

The Queensland economy recorded year-average growth of 2.0 per cent in 2009-10 following revised growth of 0.6 per cent in 2008-09 and 4.0 per cent in 2007-08.

Chart 10: Economic Growth

(year-average % change, CVM, 2008-09 prices)

%

7

6

5

4

3

2

1

0

2000-01 2001-02 2002-03 2003-04 2004-05 2005-06 2006-07 2007-08 2008-09 2009-10

(revised) (revised)

Queensland Rest of Australia

The growth of the Queensland economy in 2009-10 was driven by a contribution of 3.7 percentage points from the trade sector which more than offset lower domestic final demand, as gross state expenditure detracted 1.5 percentage points from economic growth in 2009-10.

Household final consumption expenditure grew 1.1 per cent in 2009-10 and contributed 0.6 percentage point to GSP in 2009-10.

Private investment declined 11.2 per cent in 2009-10, detracting 2.9 percentage points from Queensland GSP growth in 2009-10. Both dwelling investment and business investment fell in 2009-10, by 3.3 per cent and 19.0 per cent respectively.

Public final demand grew 2.7 per cent in 2009-10, driven by growth in general government investment and general government consumption, which more than offset lower public corporations investment. General government investment rose 15.4 per cent and contributed 0.7 percentage point to Queensland’s growth in 2009-10. Following very strong growth over the four years to 2007-08, public corporations investment declined by 13.2 per cent and detracted 0.4 percentage point from GSP growth in 2009-10.

The trade sector (net exports) contributed 3.7 percentage points to Queensland's growth in 2009-10. This follows four years of the trade sector detracting from Queensland GSP growth. An increase in exports of goods and services (up 6.8 per cent) was complemented by a decrease in imports of goods and services (down 3.2 per cent) in 2009-10.

Gross Rest of Australia product increased 2.3 per cent in 2009-10. Growth in the Rest of Australia had a different composition relative to Queensland, with an increase in domestic demand being partly offset by a detraction from net exports.

In the Rest of Australia, household consumption and private investment grew 2.3 per cent and 0.2 per cent respectively. Further, public final demand for the Rest of Australia recorded growth of 7.7 per cent and contributed 1.7 percentage points to overall economic growth in 2009-10.

Net exports detracted 0.8 percentage point from Rest of Australia growth in 2009-10 due to higher import volumes (up 5.6 per cent) more than offsetting an increase in exports of goods and services (up 2.3 per cent).

Table VI

Changes and Contribution to Growth, 2009-10, Year-Average, CVM (a)

	Queensland		Rest of Australia	
	Year-average % change 2008-09 to 2009-10 (r)	% point contribution to growth in GSP 2008-09 to 2009-10 (r)	Year-average % change 2008-09 to 2009-10 (r)	% point contribution to growth in GSP 2008-09 to 2009-10 (r)
Household consumption	1.1	0.6	2.3	1.2
Private investment	-11.2	-2.9	0.2	0.1
Dwelling investment	-3.3	-0.2	3.9	0.2
New and used	-9.6	-0.4	4.1	0.1
Alterations and additions	5.6	0.2	3.7	0.1
Business investment	-19.0	-3.0	-2.6	-0.3
Non-dwelling construction	-14.2	-1.1	-5.6	-0.4
Machinery and equipment	-23.7	-1.9	0.4	0.0
Public final demand	2.7	0.6	7.7	1.7
General government consumption	2.1	0.3	1.6	0.3
Public corporations investment	-13.2	-0.4	26.4	0.4
General government investment	15.4	0.7	35.7	1.1
Changes in inventories	n.a.	0.2	n.a.	0.2
Gross state expenditure	*-1.5*	*-1.5*	*3.3*	*3.3*
Exports of goods and services	6.8	2.5	2.3	0.6
Overseas	5.6	1.5	5.2	1.1
Interstate	9.9	1.0	-10.6	-0.5
less Imports of goods and services	-3.2	-1.2	5.6	1.4
Overseas	4.5	0.8	5.1	1.2
Interstate	-10.6	-2.0	9.9	0.2
Gross state product (b)	**2.0**	**2.0**	**2.3**	**2.3**

(a) Chain volume measure reference year 2008-09.
(r) Revised
n.a. not applicable
(b) Includes statistical discrepancy.

- 14 -

Queensland State Accounts, September Quarter 2010

Queensland State Accounts - Tables

Table	Domestic Production Account – Queensland	Page
1	Trend, chain volume measures, $m	16
2	Trend, chain volume measures, quarterly % change	18
3	Trend, chain volume measures, quarterly contribution to growth, % points	20
4	Trend, chain volume measures, annual % change	22
5	Trend, chain volume measures, annual contribution to growth, % points	24

Additional tables available on the Internet

URL: http://www.oesr.qld.gov.au/releases/qsatables

Table	Domestic Production Account – Queensland
6	Seasonally adjusted, chain volume measures, $m
7	Seasonally adjusted, chain volume measures, quarterly % change
8	Seasonally adjusted, chain volume measures, annual % change
9	Original, chain volume measures, $m
10	Original, chain volume measures, annual % change
11	Trend, current prices, $m
12	Trend, current prices, quarterly % change
13	Trend, current prices, quarterly contribution to growth, % points
14	Seasonally adjusted, current prices, $m
15	Seasonally adjusted, current prices, quarterly % change
16	Seasonally adjusted, current prices, quarterly contribution to growth, % points
17	Original, current prices, $m
18	Original, current prices, annual % change
19	Trend, implicit price deflators, 2008-09 = 100
20	Original, implicit price deflators, 2008-09 = 100

Table	Domestic Production Account - Rest of Australia
21	Trend, chain volume measures, $m
22	Trend, chain volume measures, quarterly % change
23	Seasonally adjusted, chain volume measures, $m
24	Original, chain volume measures, $m
25	Trend, current prices, $m
26	Original, current prices, $m
27	Trend, implicit price deflators, 2008-09 = 100

- 15 -

DOMESTIC PRODUCTION ACCOUNT - QUEENSLAND TABLE 1

(Trend, chain volume measure (a), $m)

2007-08 2008-09 2009-10 2010-11

Sep Dec Mar Jun Sep Dec Mar Jun Sep Dec Mar Jun Sep

Final consumption expenditure 40,248 40,787 41,185 41,378 41,526 41,663 41,671 41,635 41,762 42,093 42,405 42,534 42,542

Households 31,015 31,409 31,622 31,674 31,706 31,780 31,773 31,742 31,808 32,047 32,278 32,351 32,294

General government 9,233 9,378 9,563 9,704 9,819 9,883 9,899 9,893 9,954 10,046 10,127 10,183 10,248

National 2,938 2,967 3,014 3,057 3,095 3,125 3,120 3,080 3,036 2,992 3,002 3,058 3,146

State and local 6,295 6,411 6,549 6,647 6,724 6,758 6,779 6,813 6,918 7,054 7,126 7,126 7,102

Private gross fixed capital formation (b) 16,071 16,327 16,907 17,417 17,390 16,773 15,867 15,155 14,671 14,400 14,335 14,386 14,482

Dwellings 4,925 4,857 5,038 5,209 5,096 4,650 4,165 4,000 4,103 4,278 4,379 4,360 4,282

New and used 2,927 2,903 3,027 3,111 3,011 2,731 2,450 2,339 2,336 2,347 2,361 2,352 2,343

Alterations and additions 1,998 1,954 2,011 2,098 2,085 1,918 1,715 1,661 1,768 1,931 2,018 2,008 1,939

Business Investment (b) 8,967 9,264 9,720 10,189 10,411 10,274 9,804 9,198 8,572 8,091 7,953 8,087 8,345

Non-dwelling construction (b) 4,004 4,129 4,390 4,704 4,931 5,019 4,913 4,638 4,379 4,201 4,188 4,267 4,404

Machinery and equipment (b) 4,962 5,135 5,330 5,485 5,480 5,255 4,891 4,560 4,193 3,890 3,764 3,821 3,942

Livestock and orchards 178 181 187 194 200 205 210 215 222 228 226 217 205

Intellectual property products 853 875 894 901 893 877 873 901 942 980 1,000 1,013 1,024

Ownership transfer costs 1,230 1,168 1,066 921 787 722 767 859 922 904 834 759 701

Public gross fixed capital formation (b) 4,624 4,631 4,759 5,133 5,239 5,153 4,996 4,923 5,087 5,316 5,374 5,257 4,993

Public corporations (b) 2,117 2,074 2,040 2,178 2,184 2,088 1,982 1,908 1,892 1,830 1,697 1,559 1,399

Commonwealth (b) 44 58 57 52 43 44 58 82 101 100 88 74 62

State and local 2,073 2,016 1,983 2,125 2,141 2,045 1,924 1,826 1,791 1,730 1,609 1,484 1,337

General government 2,507 2,557 2,719 2,955 3,055 3,065 3,014 3,015 3,195 3,486 3,678 3,699 3,594

National 390 429 546 671 702 655 585 559 605 683 741 762 757

State and local 2,116 2,128 2,173 2,284 2,353 2,410 2,429 2,455 2,590 2,803 2,937 2,937 2,838

Change in inventories 342 161 196 333 290 7 -276 -277 10 217 180 -15 -291

Gross state expenditure 61,285 61,906 63,047 64,260 64,445 63,597 62,258 61,436 61,531 62,026 62,294 62,162 61,726

Exports of goods and services	23,350	23,469	24,058	24,301	23,844	23,244	23,264	23,880	24,674	25,172	25,237	25,243	25,225
Overseas	16,238	16,429	17,055	17,415	17,250	17,040	17,198	17,401	17,578	17,934	18,516	19,121	19,571
Goods	13,470	13,596	14,189	14,502	14,329	14,139	14,320	14,582	14,832	15,255	15,880	16,486	16,938
Services	2,768	2,833	2,866	2,913	2,922	2,901	2,877	2,818	2,746	2,680	2,636	2,635	2,633
Interstate	7,112	7,040	7,003	6,885	6,593	6,205	6,066	6,480	7,096	7,237	6,721	6,123	5,653
Goods	5,379	5,372	5,408	5,366	5,159	4,843	4,725	5,096	5,666	5,803	5,308	4,701	4,183
Selected services	1,733	1,668	1,596	1,520	1,435	1,361	1,341	1,384	1,430	1,434	1,413	1,422	1,470
less Imports of goods and services	22,703	23,036	23,752	24,927	25,146	24,021	22,351	21,676	22,318	23,017	22,725	22,161	21,477
less Overseas	10,602	11,068	11,776	12,381	12,297	11,581	10,852	10,676	11,098	11,765	12,220	12,461	12,507
less Goods	8,117	8,428	8,932	9,419	9,398	8,849	8,249	8,071	8,402	8,967	9,333	9,516	9,527
less Services	2,485	2,640	2,845	2,961	2,899	2,732	2,602	2,605	2,697	2,798	2,887	2,945	2,980
less Interstate	12,100	11,968	11,976	12,546	12,849	12,440	11,500	11,000	11,220	11,253	10,505	9,700	8,970
less Goods	11,090	11,018	11,051	11,613	11,935	11,562	10,677	10,193	10,360	10,366	9,622	8,795	8,022
less Selected services	1,011	950	925	933	914	878	822	807	861	886	884	904	948
Statistical discrepancy (E)	-149	-9	62	154	245	187	-15	-229	-288	-201	-125	-21	138
Gross state product	**61,784**	**62,330**	**63,416**	**63,788**	**63,388**	**63,007**	**63,155**	**63,412**	**63,599**	**63,980**	**64,681**	**65,224**	**65,612**

(a) Chain volume measure reference year 2008-09

(b) In March quarter 2007, there was a trend break due to the Commonwealth Government's privatisation of Telstra and users should interpret the trend estimates around this period with caution. Additionally, Tarong En completed the acquisition of the remaining 50 per cent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

TABLE 1

- 17 -

DOMESTIC PRODUCTION ACCOUNT - QUEENSLAND TABLE 2

(Trend, chain volume measure (a), quarterly percentage change, %)

2007-08 2008-09 2009-10 2010-11

Sep Dec Mar Jun Sep Dec Mar Jun Sep Dec Mar Jun Sep

Final consumption expenditure 1.6 1.3 1.0 0.5 0.4 0.3 0.0 -0.1 0.3 0.8 0.7 0.3 0.0

Households 1.8 1.3 0.7 0.2 0.1 0.2 0.0 -0.1 0.2 0.8 0.7 0.2 -0.2

General government 1.0 1.6 2.0 1.5 1.2 0.7 0.2 -0.1 0.6 0.9 0.8 0.6 0.6

National 0.3 1.0 1.6 1.4 1.2 1.0 -0.2 -1.3 -1.4 -1.4 0.3 1.9 2.9

State and local 1.3 1.8 2.2 1.5 1.2 0.5 0.3 0.5 1.5 2.0 1.0 0.0 -0.3

Private gross fixed capital formation (b) 1.3 1.6 3.6 3.0 -0.2 -3.5 -5.4 -4.5 -3.2 -1.8 -0.5 0.4 0.7

Dwellings -3.3 -1.4 3.7 3.4 -2.2 -8.8 -10.4 -4.0 2.6 4.3 2.4 -0.4 -1.8

New and used -2.9 -0.8 4.3 2.8 -3.2 -9.3 -10.3 -4.5 -0.1 0.5 0.6 -0.4 -0.4

Alterations and additions -4.0 -2.2 2.9 4.3 -0.6 -8.0 -10.6 -3.1 6.4 9.2 4.5 -0.5 -3.4

Business Investment (b) 3.7 3.3 4.9 4.8 2.2 -1.3 -4.6 -6.2 -6.8 -5.6 -1.7 1.7 3.2

Non-dwelling construction (b) 1.4 3.1 6.3 7.2 4.8 1.8 -2.1 -5.6 -5.6 -4.1 -0.3 1.9 3.2

Machinery and equipment (b) 5.6 3.5 3.8 2.9 -0.1 -4.1 -6.9 -6.8 -8.0 -7.2 -3.2 1.5 3.2

Livestock and orchards 0.6 1.7 3.3 3.7 3.1 2.5 2.4 2.4 3.3 2.7 -0.9 -4.0 -5.5

Intellectual property products 2.5 2.6 2.2 0.8 -0.9 -1.8 -0.5 3.2 4.6 4.0 2.0 1.3 1.1

Ownership transfer costs 0.8 -5.0 -8.7 -13.6 -14.5 -8.3 6.2 12.0 7.3 -2.0 -7.7 -9.0 -7.6

Public gross fixed capital formation (b) 3.5 0.2 2.8 7.9 2.1 -1.6 -3.0 -1.5 3.3 4.5 1.1 -2.2 -5.0

Public corporations (b) 4.9 -2.0 -1.6 6.8 0.3 -4.4 -5.1 -3.7 -0.8 -3.3 -7.3 -8.1 -10.3

Commonwealth (b) -18.5 31.8 -1.7 -8.8 -17.3 2.3 31.8 41.4 23.2 -1.0 -12.0 -15.9 -16.2

State and local 5.5 -2.7 -1.6 7.2 0.8 -4.5 -5.9 -5.1 -1.9 -3.4 -7.0 -7.8 -9.9

General government 2.3 2.0 6.3 8.7 3.4 0.3 -1.7 0.0 6.0 9.1 5.5 0.6 -2.8

National -4.4 10.0 27.3 22.9 4.6 -6.7 -10.7 -4.4 8.2 12.9 8.5 2.8 -0.7

State and local 3.6 0.6 2.1 5.1 3.0 2.4 0.8 1.1 5.5 8.2 4.8 0.0 -3.4

Gross state expenditure 1.4 1.0 1.8 1.9 0.3 -1.3 -2.1 -1.3 0.2 0.8 0.4 -0.2 -0.7

Exports of goods and services	-0.8	0.5	2.5	1.0	-1.9	-2.5	0.1	2.6	3.3	2.0	0.3	0.0	-0.1
Overseas	-1.2	1.2	3.8	2.1	-0.9	-1.2	0.9	1.2	1.0	2.0	3.2	3.3	2.4
Goods	-2.0	0.9	4.4	2.2	-1.2	-1.3	1.3	1.8	1.7	2.9	4.1	3.8	2.7
Services	2.9	2.3	1.2	1.6	0.3	-0.7	-0.8	-2.1	-2.6	-2.4	-1.6	0.0	-0.1
Interstate	0.2	-1.0	-0.5	-1.7	-4.2	-5.9	-2.2	6.8	9.5	2.0	-7.1	-8.9	-7.7
Goods	1.2	-0.1	0.7	-0.8	-3.9	-6.1	-2.4	7.9	11.2	2.4	-8.5	-11.4	-11.0
Selected services	-2.7	-3.8	-4.3	-4.8	-5.6	-5.2	-1.5	3.2	3.3	0.3	-1.5	0.6	3.4
less Imports of goods and services	2.7	1.5	3.1	4.9	0.9	-4.5	-7.0	-3.0	3.0	3.1	-1.3	-2.5	-3.1
less Overseas	2.6	4.4	6.4	5.1	-0.7	-5.8	-6.3	-1.6	4.0	6.0	3.9	2.0	0.4
less Goods	1.9	3.8	6.0	5.5	-0.2	-5.8	-6.8	-2.2	4.1	6.7	4.1	2.0	0.1
less Services	4.7	6.2	7.8	4.1	-2.1	-5.8	-4.8	0.1	3.5	3.7	3.2	2.0	1.2
less Interstate	2.9	-1.1	0.1	4.8	2.4	-3.2	-7.6	-4.3	2.0	0.3	-6.6	-7.7	-7.5
less Goods	3.6	-0.6	0.3	5.1	2.8	-3.1	-7.7	-4.5	1.6	0.1	-7.2	-8.6	-8.8
less Selected services	-3.7	-6.0	-2.6	0.9	-2.0	-3.9	-6.4	-1.8	6.7	2.9	-0.2	2.3	4.9
Gross state product (c)	**0.2**	**0.9**	**1.7**	**0.6**	**-0.6**	**-0.6**	**0.2**	**0.4**	**0.3**	**0.6**	**1.1**	**0.8**	**0.6**

(a) Chain volume measure reference year 2008-09

(b) In March quarter 2007, there was a trend break due to the Commonwealth Government's privatisation of Telstra and users should interpret the trend estimates around this period with caution. Additionally, Tarong Ener completed the acquisition of the remaining 50 per cent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

(c) Includes statistical discrepancy.

TABLE 2

- 19 -

DOMESTIC PRODUCTION ACCOUNT - QUEENSLAND **TABLE 3**

(Trend, chain volume measure [(a)], quarterly contribution to growth, % points)

	2007-08				2008-09				2009-10				2010-11
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Final consumption expenditure	1.0	0.9	0.6	0.3	0.2	0.2	0.0	-0.1	0.2	0.5	0.5	0.2	0.0
Households	0.9	0.6	0.3	0.1	0.1	0.1	0.0	0.0	0.1	0.4	0.4	0.1	-0.1
General government	0.1	0.2	0.3	0.2	0.2	0.1	0.0	0.0	0.1	0.1	0.1	0.1	0.1
National	0.0	0.0	0.1	0.1	0.1	0.0	0.0	-0.1	-0.1	-0.1	0.0	0.1	0.1
State and local	0.1	0.2	0.2	0.2	0.1	0.1	0.0	0.1	0.2	0.2	0.1	0.0	0.0
Private gross fixed capital formation [(b)]	0.3	0.4	0.9	0.8	0.0	-1.0	-1.4	-1.1	-0.8	-0.4	-0.1	0.1	0.1
Dwellings	-0.3	-0.1	0.3	0.3	-0.2	-0.7	-0.8	-0.3	0.2	0.3	0.2	0.0	-0.1
New and used	-0.1	0.0	0.2	0.1	-0.2	-0.4	-0.4	-0.2	0.0	0.0	0.0	0.0	0.0
Alterations and additions	-0.1	-0.1	0.1	0.1	0.0	-0.3	-0.3	-0.1	0.2	0.3	0.1	0.0	-0.1
Business Investment [(b)]	0.5	0.5	0.7	0.7	0.3	-0.2	-0.7	-1.0	-1.0	-0.8	-0.2	0.2	0.4
Non-dwelling construction [(b)]	0.1	0.2	0.4	0.5	0.4	0.1	-0.2	-0.4	-0.4	-0.3	0.0	0.1	0.2
Machinery and equipment [(b)]	0.4	0.3	0.3	0.2	0.0	-0.4	-0.6	-0.5	-0.6	-0.5	-0.2	0.1	0.2
Livestock and orchards	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Intellectual property products	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.0	0.0	0.0
Ownership transfer costs	0.0	-0.1	-0.2	-0.2	-0.2	-0.1	0.1	0.1	0.1	0.0	-0.1	-0.1	-0.1
Public gross fixed capital formation [(b)]	0.3	0.0	0.2	0.6	0.2	-0.1	-0.2	-0.1	0.3	0.4	0.1	-0.2	-0.4
Public corporations [(b)]	0.2	-0.1	-0.1	0.2	0.0	-0.2	-0.2	-0.1	0.0	-0.1	-0.2	-0.2	-0.2
Commonwealth [(b)]	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
State and local	0.2	-0.1	-0.1	0.2	0.0	-0.2	-0.2	-0.2	-0.1	-0.1	-0.2	-0.2	-0.2
General government	0.1	0.1	0.3	0.4	0.2	0.0	-0.1	0.0	0.3	0.5	0.3	0.0	-0.2
National	0.0	0.1	0.2	0.2	0.0	-0.1	-0.1	0.0	0.1	0.1	0.1	0.0	0.0
State and local	0.1	0.0	0.1	0.2	0.1	0.1	0.0	0.0	0.2	0.3	0.2	0.0	-0.2
Change in inventories	-0.2	-0.3	0.1	0.2	-0.1	-0.4	-0.4	0.0	0.5	0.3	-0.1	-0.3	-0.4
Gross state expenditure	*1.4*	*1.0*	*1.8*	*1.9*	*0.3*	*-1.3*	*-2.1*	*-1.3*	*0.1*	*0.8*	*0.4*	*-0.2*	*-0.7*

- 20 -

Exports of goods and services -0.3 0.2 0.9 0.4 -0.7 -0.9 0.0 1.0 1.3 0.8 0.1 0.0 0.0

Overseas -0.3 0.3 1.0 0.6 -0.3 -0.3 0.3 0.3 0.3 0.6 0.9 0.9 0.7

Goods -0.4 0.2 1.0 0.5 -0.3 -0.3 0.3 0.4 0.4 0.7 1.0 0.9 0.7

Services 0.1 0.1 0.1 0.1 0.0 0.0 0.0 -0.1 -0.1 -0.1 -0.1 0.0 0.0

Interstate 0.0 -0.1 -0.1 -0.2 -0.5 -0.6 -0.2 0.7 1.0 0.2 -0.8 -0.9 -0.7

Goods 0.1 0.0 0.1 -0.1 -0.3 -0.5 -0.2 0.6 0.9 0.2 -0.8 -0.9 -0.8

Selected services -0.1 -0.1 -0.1 -0.1 -0.1 -0.1 0.0 0.1 0.1 0.0 0.0 0.0 0.1

less Imports of goods and services 1.0 0.5 1.1 1.9 0.3 -1.8 -2.7 -1.1 1.0 1.1 -0.5 -0.9 -1.0

less Overseas 0.4 0.8 1.1 1.0 -0.1 -1.1 -1.2 -0.3 0.7 1.0 0.7 0.4 0.1

less Goods 0.2 0.5 0.8 0.8 0.0 -0.9 -1.0 -0.3 0.5 0.9 0.6 0.3 0.0

less Services 0.2 0.3 0.3 0.2 -0.1 -0.3 -0.2 0.0 0.1 0.2 0.1 0.1 0.1

less Interstate 0.6 -0.2 0.0 0.9 0.5 -0.6 -1.5 -0.8 0.3 0.1 -1.2 -1.2 -1.1

less Goods 0.6 -0.1 0.1 0.9 0.5 -0.6 -1.4 -0.8 0.3 0.0 -1.2 -1.3 -1.2

less Selected services -0.1 -0.1 0.0 0.0 0.0 -0.1 -0.1 0.0 0.1 0.0 0.0 0.0 0.1

Statistical discrepancy (E) 0.1 0.2 0.1 0.1 0.1 -0.1 -0.3 -0.3 -0.1 0.1 0.1 0.2 0.2

Gross state product 0.2 0.9 1.7 0.6 -0.6 -0.6 0.2 0.4 0.3 0.6 1.1 0.8 0.6

(a) Chain volume measure reference year 2008-09

(b) In March quarter 2007, there was a trend break due to the Commonwealth Government’s privatisation of Telstra and users should interpret the trend estimates around this period with caution. Additionally, Tarong Energy completed the acquisition of the remaining 50 percent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

TABLE 3

DOMESTIC PRODUCTION ACCOUNT - QUEENSLAND **TABLE 4**

(Trend, chain volume measure [a], annual percentage change, %)

	2007-08				2008-09				2009-10				2010-11
	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep	Dec	Mar	Jun	Sep
Final consumption expenditure	5.6	5.8	5.5	4.4	3.2	2.1	1.2	0.6	0.6	1.0	1.8	2.2	1.9
Households	6.0	6.3	5.6	3.9	2.2	1.2	0.5	0.2	0.3	0.8	1.6	1.9	1.5
General government	4.4	4.4	5.2	6.1	6.3	5.4	3.5	1.9	1.4	1.6	2.3	2.9	3.0
National	6.2	3.9	3.5	4.4	5.3	5.3	3.5	0.8	-1.9	-4.3	-3.8	-0.7	3.6
State and local	3.6	4.6	6.0	7.0	6.8	5.4	3.5	2.5	2.9	4.4	5.1	4.6	2.7
Private gross fixed capital formation [b]	13.5	11.1	9.8	9.8	8.2	2.7	-6.2	-13.0	-15.6	-14.1	-9.7	-5.1	-1.3
Dwellings	3.8	-2.8	-2.2	2.3	3.5	-4.3	-17.3	-23.2	-19.5	-8.0	5.1	9.0	4.4
New and used	7.4	-0.5	0.0	3.3	2.9	-5.9	-19.1	-24.8	-22.4	-14.1	-3.6	0.6	0.3
Alterations and additions	-1.0	-6.1	-5.2	0.8	4.4	-1.8	-14.7	-20.8	-15.2	0.7	17.7	20.9	9.7
Business Investment [b]	19.1	19.0	18.0	17.8	16.1	10.9	0.9	-9.7	-17.7	-21.2	-18.9	-12.1	-2.6
Non-dwelling construction [b]	13.9	11.1	13.2	19.2	23.2	21.6	11.9	-1.4	-11.2	-16.3	-14.8	-8.0	0.6
Machinery and equipment [b]	23.6	26.3	22.2	16.8	10.4	2.3	-8.2	-16.9	-23.5	-26.0	-23.0	-16.2	-6.0
Livestock and orchards	-14.8	-3.2	5.1	9.6	12.4	13.3	12.3	10.8	11.0	11.2	7.6	0.9	-7.7
Intellectual property products	15.3	13.5	11.2	8.3	4.7	0.2	-2.3	0.0	5.5	11.7	14.5	12.4	8.7
Ownership transfer costs	16.9	9.0	-7.1	-24.5	-36.0	-38.2	-28.0	-6.7	17.2	25.2	8.7	-11.6	-24.0
Public gross fixed capital formation [b]	33.6	25.1	15.2	14.9	13.3	11.3	5.0	-4.1	-2.9	3.2	7.6	6.8	-1.8
Public corporations [b]	50.6	37.8	14.7	7.9	3.2	0.7	-2.8	-12.4	-13.4	-12.4	-14.4	-18.3	-26.1
Commonwealth [b]	-81.0	-65.3	-41.8	-3.7	-2.3	-24.1	1.8	57.7	134.9	127.3	51.7	-9.8	-38.6
State and local	76.4	50.7	18.0	8.1	3.3	1.4	-3.0	-14.1	-16.3	-15.4	-16.4	-18.7	-25.3
General government	22.0	16.3	15.6	20.6	21.9	19.9	10.8	2.0	4.6	13.7	22.0	22.7	12.5
National	-6.3	-0.9	26.1	64.5	80.0	52.7	7.1	-16.7	-13.8	4.3	26.7	36.3	25.1
State and local	29.1	20.6	13.2	11.9	11.2	13.3	11.8	7.5	10.1	16.3	20.9	19.6	9.6
Gross state expenditure	*10.2*	*8.5*	*7.0*	*6.3*	*5.2*	*2.7*	*-1.3*	*-4.4*	*-4.5*	*-2.5*	*0.1*	*1.2*	*0.3*

- 22 -

Exports of goods and services	6.2	4.6	3.4	3.3	2.1	-1.0	-3.3	-1.7	3.5	8.3	8.5	5.7	2.2
Overseas	4.1	3.2	3.9	6.0	6.2	3.7	0.8	-0.1	1.9	5.2	7.7	9.9	11.3
Goods	2.6	1.3	2.7	5.5	6.4	4.0	0.9	0.6	3.5	7.9	10.9	13.1	14.2
Services	12.5	13.3	10.8	8.3	5.6	2.4	0.4	-3.3	-6.0	-7.6	-8.4	-6.5	-4.1
Interstate	11.4	8.0	2.1	-3.0	-7.3	-11.9	-13.4	-5.9	7.6	16.6	10.8	-5.5	-20.3
Goods	13.1	10.5	5.9	0.9	-4.1	-9.8	-12.6	-5.0	9.8	19.8	12.3	-7.8	-26.2
Selected services	6.6	0.4	-9.1	-14.7	-17.2	-18.4	-16.0	-8.9	-0.3	5.4	5.4	2.7	2.8
less Imports of goods and services	18.5	17.4	13.3	12.8	10.8	4.3	-5.9	-13.0	-11.2	-4.2	1.7	2.2	-3.8
less Overseas	14.6	15.6	17.6	19.8	16.0	4.6	-7.8	-13.8	-9.8	1.6	12.6	16.7	12.7
less Goods	13.6	13.9	15.5	18.3	15.8	5.0	-7.6	-14.3	-10.6	1.3	13.1	17.9	13.4
less Services	18.2	21.3	25.1	24.7	16.7	3.5	-8.5	-12.0	-7.0	2.4	11.0	13.1	10.5
less Interstate	22.1	19.2	9.3	6.7	6.2	3.9	-4.0	-12.3	-12.7	-9.5	-8.7	-11.8	-20.1
less Goods	25.0	22.0	11.4	8.5	7.6	4.9	-3.4	-12.2	-13.2	-10.3	-9.9	-13.7	-22.6
less Selected services	-2.3	-6.1	-10.7	-11.1	-9.6	-7.6	-11.1	-13.5	-5.8	0.9	7.5	12.0	10.1
Gross state product (c)	**5.4**	**3.9**	**3.7**	**3.5**	**2.6**	**1.1**	**-0.4**	**-0.6**	**0.3**	**1.5**	**2.4**	**2.9**	**3.2**

(a) Chain volume measure reference year 2008-09

(b) In March quarter 2007, there was a trend break due to the Commonwealth Government's privatisation of Telstra and users should interpret the trend estimates around this period with caution. Additionally, Tarong E completed the acquisition of the remaining 50 per cent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

(c) Includes statistical discrepancy.

TABLE 4

- 23 -

DOMESTIC PRODUCTION ACCOUNT - QUEENSLAND TABLE 5

(Trend, chain volume measure (a), annual contribution to growth, % points)

2007-08 2008-09 2009-10 2010-11

Sep Dec Mar Jun Sep Dec Mar Jun Sep Dec Mar Jun Sep

Final consumption expenditure 3.6 3.7 3.5 2.8 2.1 1.4 0.8 0.4 0.4 0.7 1.2 1.4 1.2

Households 3.0 3.1 2.8 1.9 1.1 0.6 0.2 0.1 0.2 0.4 0.8 1.0 0.8

General government 0.7 0.7 0.8 0.9 0.9 0.8 0.5 0.3 0.2 0.3 0.4 0.5 0.5

National 0.3 0.2 0.2 0.2 0.3 0.3 0.2 0.0 -0.1 -0.2 -0.2 0.0 0.2

State and local 0.4 0.5 0.6 0.7 0.7 0.6 0.4 0.3 0.3 0.5 0.5 0.5 0.3

Private gross fixed capital formation (b) 3.3 2.7 2.5 2.5 2.1 0.7 -1.6 -3.5 -4.3 -3.8 -2.4 -1.2 -0.3

Dwellings 0.3 -0.2 -0.2 0.2 0.3 -0.3 -1.4 -1.9 -1.6 -0.6 0.3 0.6 0.3

New and used 0.3 0.0 0.0 0.2 0.1 -0.3 -0.9 -1.2 -1.1 -0.6 -0.1 0.0 0.0

Alterations and additions 0.0 -0.2 -0.2 0.0 0.1 -0.1 -0.5 -0.7 -0.5 0.0 0.5 0.5 0.3

Business Investment (b) 2.5 2.5 2.4 2.5 2.3 1.6 0.1 -1.6 -2.9 -3.5 -2.9 -1.8 -0.4

Non-dwelling construction (b) 0.8 0.7 0.8 1.2 1.5 1.4 0.8 -0.1 -0.9 -1.3 -1.1 -0.6 0.0

Machinery and equipment (b) 1.6 1.8 1.6 1.3 0.8 0.2 -0.7 -1.5 -2.0 -2.2 -1.8 -1.2 -0.4

Livestock and orchards -0.1 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0

Intellectual property products 0.2 0.2 0.1 0.1 0.1 0.0 0.0 0.0 0.1 0.2 0.2 0.2 0.1

Ownership transfer costs 0.3 0.2 -0.1 -0.5 -0.7 -0.7 -0.5 -0.1 0.2 0.3 0.1 -0.2 -0.3

Public gross fixed capital formation (b) 2.0 1.5 1.0 1.1 1.0 0.8 0.4 -0.3 -0.2 0.3 0.6 0.5 -0.1

Public corporations (b) 1.2 0.9 0.4 0.3 0.1 0.0 -0.1 -0.4 -0.5 -0.4 -0.5 -0.6 -0.8

Commonwealth (b) -0.3 -0.2 -0.1 0.0 0.0 0.0 0.0 0.0 0.1 0.1 0.0 0.0 -0.1

State and local 1.5 1.1 0.5 0.3 0.1 0.0 -0.1 -0.5 -0.6 -0.5 -0.5 -0.5 -0.7

General government 0.8 0.6 0.6 0.8 0.9 0.8 0.5 0.1 0.2 0.7 1.1 1.1 0.6

National 0.0 0.0 0.2 0.4 0.5 0.4 0.1 -0.2 -0.2 0.0 0.2 0.3 0.2

State and local 0.8 0.6 0.4 0.4 0.4 0.5 0.4 0.3 0.4 0.6 0.8 0.8 0.4

Change in inventories 0.8 0.1 -0.3 -0.2 -0.1 -0.2 -0.7 -1.0 -0.4 0.3 0.7 0.4 -0.5

Gross state expenditure 9.7 8.1 6.7 6.2 5.1 2.7 -1.2 -4.4 -4.6 -2.5 0.1 1.1 0.3

Exports of goods and services 2.3 1.7 1.3 1.3 0.8 -0.4 -1.3 -0.7 1.3 3.1 3.1 2.1 0.9

Overseas 1.1 0.9 1.1 1.6 1.6 1.0 0.2 0.0 0.5 1.4 2.1 2.7 3.1

Goods 0.6 0.3 0.6 1.2 1.4 0.9 0.2 0.1 0.8 1.8 2.5 3.0 3.3

Services 0.5 0.6 0.5 0.4 0.2 0.1 0.0 -0.1 -0.3 -0.4 -0.4 -0.3 -0.2

Interstate 1.2 0.9 0.2 -0.3 -0.8 -1.3 -1.5 -0.6 0.8 1.6 1.0 -0.6 -2.3

Goods 1.1 0.9 0.5 0.1 -0.4 -0.8 -1.1 -0.4 0.8 1.5 0.9 -0.6 -2.3

Selected services 0.2 0.0 -0.3 -0.4 -0.5 -0.5 -0.4 -0.2 0.0 0.1 0.1 0.1 0.1

less Imports of goods and services 6.0 5.7 4.6 4.6 4.0 1.6 -2.2 -5.1 -4.5 -1.6 0.6 0.8 -1.3

less Overseas 2.3 2.5 2.9 3.3 2.7 0.8 -1.5 -2.7 -1.9 0.3 2.2 2.8 2.2

less Goods 1.7 1.7 2.0 2.4 2.1 0.7 -1.1 -2.1 -1.6 0.2 1.7 2.3 1.8

less Services 0.7 0.8 0.9 1.0 0.7 0.1 -0.4 -0.6 -0.3 0.1 0.5 0.5 0.4

less Interstate 3.7 3.2 1.7 1.3 1.2 0.8 -0.8 -2.4 -2.6 -1.9 -1.6 -2.1 -3.5

less Goods 3.8 3.3 1.9 1.5 1.4 0.9 -0.6 -2.2 -2.5 -1.9 -1.7 -2.2 -3.7

less Selected services 0.0 -0.1 -0.2 -0.2 -0.2 -0.1 -0.2 -0.2 -0.1 0.0 0.1 0.2 0.1

Statistical discrepancy (E) -0.6 -0.2 0.3 0.6 0.6 0.3 -0.1 -0.6 -0.8 -0.6 -0.2 0.3 0.7

Gross state product 5.4 3.9 3.7 3.5 2.6 1.1 -0.4 -0.6 0.3 1.5 2.4 2.9 3.2

(a) Chain volume measure reference year 2008-09

(b) In March quarter 2007, there was a trend break due to the Commonwealth Government’s privatisation of Telstra and users should interpret the trend estimates around this period with caution. Additionally, Tarong Energy completed the acquisition of the remaining 50 percent of Tarong North Power Station not already owned and this transaction has been excluded from the underlying trend estimate for December quarter 2009.

TABLE 5

Explanatory Notes

Overview

The Queensland State Accounts are compiled in accordance with the international standards contained in the System of National Accounts 2008 (SNA08).

Readers interested in more detailed information on the changes to national and state accounts are referred to the Australian Bureau of Statistics (ABS) Australian National

Accounts: Concepts, Sources and Methods, 2000 (ABS 5216.0) and the following ABS information papers:

Australian National Accounts, Introduction of Chain Volume and Price Indexes, Sep 1997

(ABS 5248.0); and

Product changes to Australian System of National Accounts following revisions to international standards, 2009 (ABS 5204.0.55.005).

The broad structure of the Queensland State Accounts is that of a social accounting matrix comprising two regions: Queensland and the Rest of Australia. This enables the appropriate comparison to be made of the performance of Queensland with respect to the performance of the rest of the nation, rather than with Australia as a whole. This publication reports only on the domestic production accounts of these two regions.

The Queensland State Accounts are designed to allow consolidation of the two regions into the single region of Australia. The Australian National Accounts, produced by the ABS, form a clear national framework and set of estimates, with which the Queensland State Accounts is congruent.

The ABS also produces the Australian National Accounts, National Income, Expenditure and

Product (ABS 5206.0). The Queensland State Accounts uses as much Queensland information contained in this ABS publication as is appropriate and relevant. However, since the purpose of the Queensland State Accounts is to measure the structure and performance of the Queensland economy as accurately and comprehensively as possible, it significantly extends the information contained in the Australian National Accounts, National Income,

Expenditure and Product series. Since this extension is feasible in the case of a single

State, especially one with the statistical resources of Queensland, the Queensland State

Accounts is not necessarily bound to agree exactly with any ABS estimates. Nevertheless,

the quality of the Australian National Accounts is such that the Queensland State Accounts estimates are generally and routinely benchmarked to them. In all cases, the ABS estimates are taken into strong initial consideration.

The major extension of the domestic production account in the Queensland State Accounts system is the addition of estimates of interstate trade in goods and trade in services. This enables the system to derive quarterly estimates of gross state product in volume terms. As well, this provides a more comprehensive understanding of Queensland’s overall trade performance, and replaces the more limited understanding provided by the common misperception of overseas State trade as total State trade.

Queensland

Government

Queensland State Accounts, September Quarter 2010

Methodology

The estimates in the Queensland State Accounts generally agree with those of the

Australian Bureau of Statistics (ABS) Australian National Accounts, National Income,

Expenditure and Product (ABS 5206.0) when available, except in cases where the Office of

Economic and Statistical Research (OESR) has improved on ABS estimates. These improvements generally arise from data confrontation exercises which involve alternative sources of evidence or information, and which often involve the input of further primary information.

Chain Volume Measures

The chain volume measures appearing in this issue are annually re-weighted chained

Laspeyres indexes referenced to the current price in a reference year, currently 2008-09.

Chained Laspeyres volume measures are compiled by linking together (compounding)

movements in volumes, calculated by using the average prices of the previous financial year, and applying the compounded movements to the current price estimates of the reference year. Quarterly chain volume estimates are benchmarked to annual chain volume estimates, so that the quarterly estimates for a financial year sum to the corresponding annual estimate.

Chain volume measures are not generally additive. They do not sum in total, in the way original current price components do. To minimise this impact, the ABS uses the year preceding the last full financial year as the reference year. This approach means that the chain volume measures are additive in the reference year (currently 2008-09) and the quarters following the reference year. However, the chain volume measures are not additive in the quarters preceding the reference year.

Compensation of employees

The OESR estimate of compensation of employees (COE) differs from that published by the

ABS in Australian National Accounts: National Income, Expenditure and Product (ABS

5206.0). As reported in the September quarter 1994 issue of the Queensland State

Accounts, the OESR is of the opinion that the compensation of employees (COE) series published in the ABS 5206.0 substantially under-recorded COE from the period commencing

September quarter 1993. As a result, in the period starting with September quarter 1993 and ending December quarter 2001, the average of the quarterly movements in average weekly earnings, and survey of employment and earnings is combined with the number of wage and salary earners to derive the COE series published in the Queensland State

Accounts.

From March 2002 onwards, the OESR COE series is extrapolated using the quarterly movements in the compensation of employees series published in ABS Australian National

Accounts, National Income, Expenditure and Product (ABS 5206.0).

Further, the OESR estimates of COE differ from that published by the ABS in Australian

National Accounts, State Accounts, 2009-10 (ABS 5220.0) for 2009-10. This difference primarily reflects the OESR incorporating public sector wages consistent with Queensland

Treasury data on employee expenses in the State general government sector.

Gross operating surplus and gross mixed income

OESR uses indicators of activity to estimate Queensland’s share of the five components of

Australia’s gross operating surplus and mixed income (GOS/MI). Since March quarter 2001,

State data from the ABS publication Business Indicators: Australia (ABS 5276.0) has been used to estimate the share for private non-financial corporations. These estimates are benchmarked to the annual ABS estimates contained in Australian National Accounts, State

Accounts 2009-10 (ABS 5220.0) up to 2009-10.

The OESR estimates of GOS/MI differ from that published by the ABS in Australian National

Accounts, State Accounts, 2009-10 (ABS 5220.0) for 2009-10. This difference reflects the

OESR using a different methodology to allocate the Australian estimates of industry GOS/MI between Queensland and the Rest of Australia.

Taxes less subsidies on production and imports

The quarterly Queensland State Accounts taxes less subsidies on production and imports

(taxes) estimates are compiled using government finance statistics provided by the ABS to calculate State and local government taxes and estimates of Commonwealth taxes levied in

Queensland. These estimates have been benchmarked to the ABS estimates contained in

Australian National Accounts, State Accounts 2009-10 (ABS 5220.0).

Statistical discrepancy (I) and (E)

In line with the ABS practice, an explicit statistical discrepancy has been retained in the

Queensland State Accounts. This discrepancy is allocated between the income and expenditure estimates to provide a unique measure of quarterly current gross state product.

This is pro-rated from the national estimates to Queensland using gross state/domestic product.

Gross state product

The estimates of gross state product (GSP) are produced by summing the income components of gross state product: compensation of employees, gross operating surplus,

gross mixed income, and taxes less subsidies on production and imports. Expenditure estimates of GSP comprise the summation of household and government consumption,

capital formation, change in inventories and exports less imports. These are balanced against the income components of GSP (i.e. the income approach).

The method used to obtain chain volume estimates of GSP could be best described as

‘indirect’ as the only current price estimates of GSP available are obtained by aggregating the incomes accruing from production (i.e. the income approach). It is not possible to satisfactorily deflate such incomes to produce chain volume estimates because they do not comprise readily identifiable price and quantity elements. Consequently, the chain volume estimates of GSP are derived using the expenditure approach.

Household final consumption expenditure

The estimate of household final consumption expenditure is largely based on ABS estimates in Australian National Accounts, National Income, Expenditure and Product (ABS 5206.0)

supplemented with data contained in Tourism Research Australia (TRA) National Visitor

Survey and International Visitor Survey, and the ABS Balance of Payments and International

Investment Position (ABS 5302.0).

Queensland

Government

Queensland State Accounts, September Quarter 2010

Differences between the Australian National Accounts, National Income, Expenditure and

Product (ABS 5206.0) and the Queensland State Accounts are due primarily to differences in the estimates of net interstate and overseas expenditure by visitors.

General government final consumption expenditure

Estimates of these components are generally taken from the ABS estimates in the Australian

National Accounts, National Income, Expenditure and Product (ABS 5206.0).

In some instances, particularly in the most recent quarters, there are differences between the Queensland State Accounts estimates of general government final consumption expenditure and those published by the ABS Australian National Accounts: National Income,

Expenditure and Product (ABS 5206.0). In these cases, the OESR has incorporated additional information that has become available after the release of ABS estimates. No adjustments have been made for Australia.

In 1999-2000 the Queensland State Accounts current price estimate is different from the

ABS by $1.1 billion due to different treatment of an abnormal return on QSuper trust assets.

Private gross fixed capital formation

This is formed by the addition of the components of private investment: dwellings,

non-dwelling construction, machinery and equipment, livestock and orchards, intangible fixed assets and ownership transfer costs. Estimates of these components are generally taken from the ABS estimates in the Australian National Accounts, National Income,

Expenditure and Product (ABS 5206.0).

Business investment

This is calculated by the addition of non-dwelling construction and machinery and equipment.

General government gross fixed capital formation

Estimates of general government investment, including Commonwealth and State and local general government investment, are generally taken from the ABS estimates in the

Australian National Accounts, National Income, Expenditure and Product (ABS 5206.0).

In some instances, there are differences between the Queensland State Accounts estimates of general government gross fixed capital formation and those published by the ABS

Australian National Accounts: National Income, Expenditure and Product (ABS 5206.0). In

these cases, the OESR has either corrected ABS estimates or incorporated additional information that has become available after the release of ABS estimates. No adjustments have been made to Australia.

Public corporations gross fixed capital formation

Estimates of these components are generally taken from the ABS estimates in the Australian

National Accounts, National Income, Expenditure and Product (ABS 5206.0). However, in

some instances, there are differences between the Queensland State Accounts estimates of public corporations gross fixed capital formation and those published by the ABS Australian

National Accounts: National Income, Expenditure and Product (ABS 5206.0). In these cases, the OESR has incorporated additional information that has become available after the release of ABS estimates. No adjustments have been made to Australia.

Changes in inventories

Estimates of these components are made by allocating the national inventory activity identified in the ABS estimates in the Australian National Accounts, National Income,

Expenditure and Product (ABS 5206.0) to Queensland.

Gross state expenditure

The sum of household final consumption expenditure, general government final consumption expenditure, private gross fixed capital formation, public corporations gross fixed capital formation, general government gross fixed capital formation and change in inventories.

Exports of goods, overseas

Estimates are derived using data from ABS International Trade in Goods and Services (ABS

5368.0) at the two digit Standard International Trade Classification (SITC) level. The chain volume measure series is estimated using Queensland specific SITC implicit price deflators obtained from the ABS.

Exports of services, overseas

Estimates for Queensland are derived as a share from the ABS Balance of Payments and

International Investment Position (ABS 5302.0). Data from the TRA International Visitor

Survey and ABS Overseas Arrivals and Departures (ABS 3401.0) is also used.

Exports of goods, interstate

Estimated from the ABS Queensland Interstate Trade Survey in which interstate exports of goods are estimated by broad commodity group.

This Queensland Interstate Trade Survey was revised in June quarter 2008. The new survey was incorporated into the Queensland State Accounts in the September quarter 2008 edition, with series prior to June quarter 2008 re-estimated based on the differences in the levels of interstate exports between the old and the new surveys.

Exports of selected services, interstate

Exports of selected services are estimated using a combination of results from the TRA

National Visitor Survey and the ABS Balance of Payments and International Investment

Position (ABS 5302.0). Historical expenditure figures were derived using a combination of the above, Domestic Tourism Expenditure Surveys (1982, 1992), and Queensland Travel

and Tourism Corporation’s Queensland Visitors Survey.

Imports of goods, overseas

The difference between the Queensland State Accounts estimates of Queensland imports of goods, overseas and those published by the ABS Australian National Accounts: National

Income, Expenditure and Product (ABS 5206.0) are due to different treatment of civil aircraft imports. Estimates are derived on a Balance of Payments Broad Economic Category (BOP

BEC) basis, using unpublished data from the ABS Balance of Payments and International

Queensland

Government

Queensland State Accounts, September Quarter 2010

Investment Position (ABS 5302.0). Chain volume measures are derived using Queensland specific BOP BEC implicit price deflators.

Imports of services, overseas

This is estimated for Queensland by calculating the State’s share from the ABS Balance of

Payments and International Investment Position (ABS 5302.0).

Imports of goods, interstate

Estimated from the ABS Queensland Interstate Trade Survey in which interstate imports of goods are estimated by broad commodity group.

This Queensland Interstate Trade Survey was revised in June quarter 2008. The new survey was incorporated into the Queensland State Accounts in the September quarter 2008 edition, with series prior to June quarter 2008 re-estimated based on the differences in the levels of interstate imports between the old and the new surveys.

Imports of selected services, interstate

Selected services are estimated using a combination of results from the TRA National Visitor

Survey and the ABS Balance of Payments and International Investment Position (ABS

5302.0). Historical expenditure figures were derived using a combination of the above,

Domestic Tourism Expenditure Surveys (1982, 1992), and Queensland Travel and Tourism

Corporation’s Queensland Visitors Survey.

Expenditure on gross state product

The sum of gross state expenditure, the statistical discrepancy (E), exports of goods and services, less imports of goods and services.

Seasonally adjusted estimates

The seasonal component of a time series comprises three main types of systematic calendar related influences: seasonal influences, trading day influences and moving holiday influences. For more information on these influences see the ABS information paper An

Introductory Course on Time Series Analysis (ABS 1346.0.55.001).

Seasonal adjustment removes the estimated effects of seasonal and other types of calendar variations from the statistical series, so that the effects of other influences can be analysed.

To produce smoothed seasonally adjusted estimates for the Queensland State Accounts,

seasonal factors are obtained using the X-11Q procedure (developed by the U.S. Bureau of the Census). The X-11Q procedure uses an iterative system of moving averages and linear regression techniques to obtain seasonal and other systematic calendar effects.

For quarterly series, prior adjustments can be incorporated for moving holidays and trading day adjustments. However, in accordance with the methodology used by the ABS to adjust the Australian National Accounts, it was assumed that the trading day effects on quarterly

Queensland State Accounts series are likely to be insignificant except in the case of private final consumption expenditure.

Separate current and chain volume measure seasonal factors are calculated for interstate and foreign imports and exports of tourism services, reflecting the seasonality in the implicit price deflators of these series.

Differences in the estimates and in assumptions and judgments made in the smoothing procedure will result in the seasonally adjusted estimates in the Queensland State Accounts being different to those produced and published by the ABS.

Trend estimates

Trend estimates may be produced by smoothing out the residual/irregular components of the seasonally adjusted series. The trend component is defined as the long term movement in a series and is typically a result of influences such as population growth, price inflation and general economic development.

Queensland State Accounts trend estimates are compiled by applying a seven term Henderson moving average, similar to that used by the ABS and outlined in the ABS information paper A Guide to Smoothing Time Series – Monitoring Trends (ABS 1349.0).

The Henderson procedure is a symmetric moving average that is centred on a point in time that is designed to minimise the distortion to trend level, turning point and timing. The Henderson method uses individually tailored end-weights to overcome the end-point problem (insufficient observations available for the calculation of the last three quarters of a series). These end-weights reflect the irregularity of the series being trended.

Differences in the estimates and in assumptions and judgments made in the filtering procedure will result in the trend estimates in the Queensland State Accounts being different to those produced and published by the ABS.

Queensland

Government

Queensland State Accounts, September Quarter 2010

Notes on formulae used (changes)

Last quarter

Change in a variable from one quarter to the next, e.g. the change from June quarter 2010 to September quarter 2010. This is only appropriate for seasonally adjusted and trend estimates. In the tables, this item is referred to as “quarterly percentage change”.

Same quarter last year

Change in a variable from one quarter to the same quarter in the following year, e.g. the change from September quarter 2009 to September quarter 2010. This provides a measure of annual change. In the tables, this item is referred to as “annual percentage change”.

Year-average

Change in a variable from one set of four continuous quarters to the same four quarters in the following year, e.g. the change from the sum of December quarter 2008, March quarter 2009, June quarter 2009 and September quarter 2009 to the sum or average of December quarter 2009, March quarter 2010, June quarter 2010 and September quarter 2010. This also provides a measure of annual change.

Contribution to growth

The contribution of a component of an aggregate series to change in the aggregate from one period to another is given by the formula:

Ci,t=Yi,t-Yi,t-1 *100

Sni=1Yi,t-1

where Ci,t is the percentage point contribution to the change in the aggregate series Sni=1Yi,t-1 from time period t-1 to time period t, caused by the change in the ith component of the aggregate series. Series calculated this way are referred to as “quarterly contribution to growth”.

It should be noted that contributions are also calculated for the change from time period t-4 to time period t. Series calculated this way are referred to as “annual contribution to growth”.

Glossary of Terms

These definitions have been constructed from the point of view of the Queensland State Accounts, rather than the Australian National Accounts; that is, they relate to the case of Queensland or to the Rest of Australia, rather than the nation as a whole.

Business investment

Defined as the gross fixed capital formation on machinery and equipment plus non-dwelling construction.

Chain volume measures

Chain volume measure (or real) estimates are valued in the price of a reference year and as a result are free of the direct effects of price changes. For example, estimates for September quarter 2010 are valued using 2008-09 prices.

Changes in inventories

Inventories consist of materials and supplies, work-in-progress, finished goods and goods for resale, and includes all inventories held by government.

Compensation of employees

Compensation of employees is the total remuneration, in cash or in kind, payable by an enterprise to an employee in return for work done by the latter during the accounting period. It is further classified into two sub-components: wages and salaries; and employers’ social contributions. Compensation of employees excludes any taxes payable by the employer on the wage and salary bill (e.g. payroll tax).

Current prices

Current price (or nominal) estimates are valued at the prices of the period to which the observation relates. For example, estimates for September quarter 2010 are valued using September quarter 2010 prices.

Dwellings

Dwellings are buildings that are used entirely or primarily as residences, including any associated structures, such as garages, and all permanent fixtures customarily installed in residences.

Exports of goods and services

Goods, commodities or services sold by residents (Queenslanders) to non-residents.

Exports of goods and services, interstate

Goods, commodities or services sold by residents (Queenslanders) to Rest of Australia residents.

Exports of goods and services, overseas

Goods, commodities or services sold by residents (Queenslanders) to overseas residents.

Queensland

Government

Queensland State Accounts, September Quarter 2010

Exports of goods, interstate

All transfers of ownership of goods from Queensland residents to Rest of Australia residents.

Exports of goods, overseas

All transfers of ownership of goods from Queensland residents to residents of overseas countries.

Exports of selected services, interstate

Sales of services provided by Queensland resident producers to Rest of Australia residents, including sales to Rest of Australia residents visiting Queensland.

Exports of services, overseas

Sales of services provided by Queensland resident producers to residents of overseas countries, including sales to overseas residents visiting Queensland.

General government

General government consists of all government units and non-market units that are controlled and predominantly financed by government. It mainly comprises Commonwealth, State and local government departments, offices and other bodies that are primarily engaged in production of goods and services outside the normal market mechanism. Statistics for this broad sector are broken down into two levels of government: National government; and State and local government.

General government final consumption expenditure

Net expenditure on goods and services by government authorities, except those classified as public corporations, which does not result in the creation of fixed assets or inventories or in the acquisition of land and existing buildings or second-hand assets. This can be thought of as investment by government departments.

General government gross fixed capital formation

Expenditure on new fixed assets plus net expenditure on second-hand fixed assets, whether for additions or replacements (other than weapons of destruction and weapon delivery systems).

Gross fixed capital formation

The value of acquisitions of new and existing produced assets, other than inventories, less the value of disposals of new or existing produced assets, other than inventories.

Gross mixed income

The surplus accruing to owners of unincorporated enterprises from the process of production (as defined for gross operating surplus).

Gross operating surplus

The surplus accruing to owners from processes of production before deducting any explicit or implicit interest charges, rent or other property income payable on financial assets required to carry on the production and before deducting consumption of fixed capital.

Gross state expenditure

The total expenditure within a given period by Queensland residents on final goods and services (i.e. final consumption plus capital formation).

Gross state product

The total market value of goods and services produced in Queensland within a given period after deducting the cost of goods and services used up in the process of production, but before deducting allowances for the consumption of fixed capital.

Total factor income

That part of the cost of producing the gross state product which consists of gross payments to factors of production (labour and capital). It represents the value added by these factors in the process or production, and is equivalent to gross state product less taxes plus subsidies on production and imports.

Household

A small group of persons who share the same living accommodation, who pool some, or all, of their income and wealth and who consume certain types of goods and services collectively, mainly housing and food.

The household sector includes all non-financial unincorporated enterprises that are owned and controlled by households and are not included in the private non-financial corporations sector.

Most business partnerships and sole proprietorships are included because their owners combine their business and personal affairs and do not keep separate accounts for their business operations and therefore do not qualify as quasi-corporations.

Household final consumption expenditure

Net expenditure on goods and services by persons and expenditure of a current nature by private non-profit institutions serving households.

Implicit price deflator

Obtained by dividing a current price value by its real (CVM) counterpart.

Imports of goods and services

Goods, commodities or services purchased by residents (Queenslanders) from non-residents (Rest of Australia and overseas countries).

Queensland

Government

Queensland State Accounts, September Quarter 2010

Imports of goods and services, interstate

The value of interstate (Rest of Australia) goods imported by Queensland residents and amounts payable to interstate (Rest of Australia) residents for the provision of services to Queensland residents.

Imports of goods and services, overseas

The value of overseas goods imported by Queensland residents and amounts payable to overseas residents for the provision of services to Queensland residents.

Imports of goods, interstate

All transfers of ownership of goods from interstate residents (Rest of Australia) to Queensland residents.

Imports of goods, overseas

All transfers of ownership of goods from residents of overseas countries to Queensland residents.

Imports of services, overseas

Sales of services provided by residents of overseas countries to Queensland residents including, sales to Queensland residents visiting overseas countries.

Imports of selected services, interstate

Sales of selected services provided by resident producers of other states to Queensland, including sales to Queensland residents visiting other states.

Nominal prices

See current prices.

Non-dwelling construction

Consists of non-residential buildings and other structures. ‘Non-residential buildings’ are buildings other than dwellings, including fixtures, facilities and equipment that are integral parts of the structures and costs of site clearance and preparations.

Private gross fixed capital formation

The total value of private sector producers’ acquisitions, less disposals of fixed assets during the accounting period plus certain additions to the value of non-produced assets realised by the production activity of institutional units. Expenditure is broken down into dwellings, non-dwelling construction, machinery and equipment, livestock and orchards, intangible fixed assets and ownership transfer costs.

Public corporations

Resident government controlled corporations and quasi-corporations that are created for the purpose of producing goods and services for the market and may be a source of profit or other financial gain to their owner(s).

Public corporations gross fixed capital formation

The value of new and existing produced assets, other than inventories, less the value of disposals of new and existing produced assets, other than inventories. This can be thought of as investment by government owned corporations.

Public final demand

Defined as the sum of general government final consumption expenditure, public corporations gross fixed capital formation and general government gross fixed capital formation.

Real prices

See chain volume measures.

Seasonal adjustment

Seasonal adjustment is the process of estimating and then removing from a time series influences that are systematic and calendar related, such as trading day effects and moving holidays.

Taxes less subsidies on production and imports

Taxes less subsidies on production and imports consists of ‘taxes less subsidies on products’ and ‘other’ taxes/subsidies on production. Taxes/subsidies on products are payable on goods and services when they are produced or sold by their producers and include taxes/subsidies and duties/subsidies on imports. Other taxes on production consist mainly of taxes on the ownership or use of land, building or other assets used in production, or labour employed or compensation of employees paid.

Trend

Trend estimates reflect the ‘long term’ movement in a time series without calendar related and irregular effects, and is a reflection of the underlying level. It is the result of influences such as population growth, price inflation and general economic changes.

Queensland

Government